                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT




         We consent to the incorporation by reference in this Registration Statement of Robotic Vision Systems, Inc. on Form S-3 of our report dated November 30, 2001 (December 19, 2001 as to the fourth paragraph of Note 1), appearing in the Annual Report on Form 10-K of Robotic Vision Systems, Inc. for the year ended September 30, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
May 10, 2002